General Steel Signs Unified Management Agreement for
Longmen Joint Venture Operations

Confirms the Operating Model for New Equipment; Improves Raw Materials Costs Efficiency and Reduces Transportation Costs

BEIJING -- May 4, 2011 -- General Steel Holdings, Inc. ("General Steel" or "the Company") (NYSE: GSI), one of China's leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced it has signed a 20-year unified management agreement with Shaanxi Coal and Chemical Industry Group Co., Ltd. (“Shaanxi Coal”) and Shaanxi Iron and Steel Group Co., Ltd ("Shaanxi Steel"). Under terms of the agreement, General Steel will provide daily management of operations and operate production equipment constructed by Shaanxi Steel at a facility owned by General Steel’s subsidiary Shaanxi Longmen Iron and Steel Co., Ltd.(“Longmen JV”) in Hancheng Shaanxi province, China. The agreement was signed during a ceremony held on April 29, 2011, which included executives from General Steel, Shaanxi Steel and officials from the Shaanxi provincial government.

At its designed efficiency levels, the new equipment, including two new 1,280 cubic meter blast furnaces constructed by Shaanxi Steel, is expected to add three million tons crude steel production capacity per year. Up to now, General Steel has 4 million tons of crude steel annual production capacity, plus 3 million tons of crude steel annual production capacity jointly managed with Shaanxi Steel.

This agreement follows the completion of a two-year construction and installation process and four months of testing of Shaanxi Steel’s equipment at the Longmen JV. The testing of the equipment was completed in April 2011, and the Company launched full-scale production in May 2011. On an initial basis, the equipment is expected to run at 85% of its capacity, with total output at the facility expected to be approximately six million metric tons of crude steel annual production per year.

Under the agreement, Shaanxi Coal has committed to providing Longmen JV with raw materials, including coke and coal, at favorable pricing, as well as providing access to its nation-wide transportation system to reduce General Steel’s overall transportation costs. In addition, the agreement includes provisions under which both Shaanxi Coal and Shaanxi Steel are expected to provide financial support, including credit guarantees, as needed for the operation.

General Steel Holdings, Inc.

A supervisory committee has been established to monitor general operating efficiency at the facility. With the expanded capacity and production at Longmen JV, it is expected the unit management fee will decline accordingly. Shaanxi Coal has agreed to consider forming a strategic partnership with Longmen JV in the future beyond what is outlined in the formal agreement aimed at supply chain optimization, efficiency improvement and profitability raise.

For the first two years under the agreement Longmen JV will receive 60% of the pre-tax profit on the sale of products manufactured at the Longmen JV facility, with the remaining 40% distributed to Shaanxi Steel. Profit distributed to Shaanxi Steel will be classified as an operating expense on General Steel’s consolidated statements of operations.

"We are extremely proud to have reached this agreement with Shaanxi Steel and Shaanxi Coal, the largest state-owned steel and coal producers in Shaanxi Province. The newly signed agreement with Shaanxi Steel has significantly increased our capacity and efficiency, and is expected to improve our cost structure with favorable sourcing of key raw material. In addition, the improved transportation system is expected to reduce our transportation costs," said General Steel Chairman and Chief Executive Officer Mr. Henry Yu.

"We are committed to supporting the continued development of China's fast-growing western region. We anticipate an increase in demand for our products as a result of large-scale housing and infrastructure projects, and look forward to working with our partners to support the ongoing expansion of China's economy and infrastructure through the development of western region." Mr. Yu concluded.

Mr. Wang, officer of the Shaanxi State-owned Assets Supervision and Administration Commission of the State Council (“SASAC”) added, “We appreciate the contributions General Steel has made toward the development of China’s steel industry, as well as their prolonged economic and social contributions to the Shaanxi province.  We look forward to a long term and beneficial relationship with General Steel, and are pleased to support the Company as it continues to grow and continues to help drive the advancement of our region.”

Shaanxi Coal and Chemical Industry Group Co., Ltd., a State-Owned company and the largest coal producer in Shaanxi Province, ranks 195th among China’s top 500 enterprises.  The Company is primarily engaged in the mining and production of coal and the manufacture of a variety of industrial chemicals. It has more than 50 affiliated companies throughout China, with over 100 million tons of annual coal production volume and RMB 51.5 billion of sales revenue in 2010.

General Steel Holdings, Inc.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 7 million metric tons of crude steel production capacity, its companies serve various industries and produce a variety of steel products including rebar, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

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Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

In China:
Jenny Wang
General Steel Holdings, Inc.
Tel: +86-10-5879-7346
Email: jenny.wang@gshi-steel.com

Wendy Sun
The Piacente Group, Inc.
Investor Relations
Tel: +86 10-6590-7991
Email: generalsteel@tpg-ir.com

General Steel Holdings, Inc.

In the US:
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Investor Relations
Brandi Floberg or Lee Roth
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Email: generalsteel@tpg-ir.com